UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 23, 2013

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer.

Hugo De La Torre, Vice President and Chief Accounting Officer of Atmel Corporation (the “Company”), has been appointed as the Company's Principal Accounting Officer, effective August 23, 2012.

Mr. De La Torre, 52, served as Vice President of Finance and Corporate Controller of Cypress Semiconductor Corporation from August 2008 to August 2013.  From May 2006 until August 2008, Mr. De La Torre served as Senior Director and Corporate Controller of Cypress Semiconductor.  Prior to joining Cypress Semiconductor in 2006, Mr. De La Torre served as Senior Manager, External Reporting at Sun Microsystems, Inc.  Prior to joining Sun Microsystems in 2003, Mr. De La Torre worked as a Certified Public Accountant at PricewaterhouseCoopers and, before that, at Arthur Andersen.   Mr. De La Torre earned a B.S. degree in business administration from the California State University at Los Angeles. Mr. De La Torre is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California State Society of Certified Public Accountants.

Pursuant to an offer letter with the Company, Mr. De La Torre will be paid an annual base salary of $285,000.  Mr. De La Torre will receive a sign-on bonus of $80,000. Mr. De La Torre will be eligible to participate in the Company's executive incentive plan for 2013, with a 2013 target incentive equal to 50% of annual base salary, pro-rated based on the number of days in 2013 that he is employed by the Company.  In connection with Mr. De La Torre's employment by the Company, the Compensation Committee of the Board of Directors granted Mr. De La Torre an award of 80,000 restricted stock units, 25% of which will vest on August 15, 2014 and 6.25% of which will vest quarterly on each November 15th, February 15th , May 15th and August 15th thereafter. The vesting schedule for Mr. De La Torre's restricted stock units assume Mr. De La Torre's continued employment with the Company. In addition, Mr. De La Torre will be recommended to receive an award of 15,000 performance restricted stock units; the terms of this performance-based award will be reviewed and determined by the Company's Board of Directors on a future date.  There are no family relationships between Mr. De La Torre and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. De La Torre will be eligible to participate in all Company employee benefit plans, policies and arrangements that are applicable generally to other executive officers of the Company, as such plans, policies and arrangements may exist from time to time and in accordance with the terms thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation

Date: August 29, 2013	By:	/s/ Scott Wornow
Scott Wornow
Senior Vice President and Chief Legal Officer